SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2018 (February 7, 2018)

ZZLL INFORMATION TECHNOLOGY, INC.

(FKA GREEN STANDARD TECHNOLOGIES, INC.)

 (Exact name of registrant as specified in its charter)

Nevada	333-134991	20-348653
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Unit 1504, 15/F, Carnival Commercial Building,

18 Java Road, North Point, Hong Kong

Tel: (852) 3705 1571

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).[   ]  Yes [X]  No

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018 the Board of Directors accepted the resignation of Mr. Philip Tsz Fung LO as Chief Financial Officer (CFO) and Director of ZZLL Information Technology, Inc.  Mr. LO based his resignation on personal matters, not because of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.  At the same time, the Board elected Mr. Sean Webster to fill the role of CFO of the Company to replace Mr. LO.  Mr. Webster will hold this position until he is replaced, resigns or is removed from office.

Biography

Sean Webster was the President and Chief Financial Officer of Baoshinn Corporation from March 2008 until now, currently serving as the President and CEO of the company under its new name ZZLL Information Technology, Inc. Mr. Webster was the Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of Biopack Environmental Solutions, Inc. from October 6, 2008 until April 27, 2012. Mr. Webster was the Senior Vice President of Finance & Business Development of Grand Power Logistics Group Inc., from April 8, 2008 until June 1, 2011. From May, 1999 he served as an Investment Advisor (Investment Dealers Association of Canada, Registered Representative) at Blackmont Capital Inc. until October 2007 (now called Richardson GMP). Mr. Webster graduated from the University of Calgary in 1996 with BA in Economics, and a minor in Management and Commerce.

Item 9.01 Financial Statements and Exhibits.

Exhibits

17.1- Correspondence on Departure of a Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZZLL INFORMATION TECHNOLOGY, INC.
Dated: February 8, 2018	By:	/s/ Sean Webster
	Name:	Sean Webster
	Title:	President

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